Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of April 15, 2005 (the “Effective Date”), by and among VOLUME SERVICES AMERICA, INC. (“VSA”), VOLUME SERVICES, INC. (“VS”), and SERVICE AMERICA CORPORATION (“SAC”) (VSA, VS and SAC are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), CENTERPLATE, INC. (“Holdings”), the Lenders party to the Credit Agreement, WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and Syndication Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as a Lender, and as Administrative Agent for the Lenders parties from time to time to the Credit Agreement described below.

W I T N E S S E T H:

     WHEREAS, the Borrowers, Holdings, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2005 (the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make certain loans and other extensions of credit to Borrowers upon the terms and conditions set forth therein; and

     WHEREAS, Borrowers, the Lenders and the Administrative Agent desire to make certain amendments to the Credit Agreement in accordance with, and subject to the terms and conditions set forth in, this Amendment.

     NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree, subject to Section 6, as follows.

     1. Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement shall be amended as follows:

     (a) The cover page of the Credit Agreement shall be deleted in its entirety and shall be replaced in its entirety by the cover page attached as Exhibit A to this Amendment.

     (b) Section 1.1 of the Credit Agreement, Defined Terms, shall be amended by deleting each of the definitions of “Activation Event,” “Activation Notice,” “CapEx Funding Account,” “Qualified Assignee,” and “Related Person,” and substituting in lieu thereof the following:

     “Activation Event” has the meaning ascribed to it in Section 5.17(d).

     “Activation Notice” has the meaning ascribed to it in Section 5.17(d).

     “CapEx Funding Account” shall mean a segregated deposit or brokerage account established by the Borrower Representative with Keybank National Association or any other bank acceptable to the Administrative Agent, in which the Administrative Agent has a first priority perfected security interest on behalf of the Secured Parties pursuant to a Control Agreement to which the Borrower Representative, the Administrative Agent and Keybank National Association (or such other bank) are a party, and from which funds may be deposited and withdrawn in accordance with Section 2.22.

     “Qualified Assignee” shall mean (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor”(as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, if such Person is to have a Revolving Credit Commitment which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to the Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Administrative Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding any of the IDS Securities or Subordinated Debt or Capital Stock issued by any Loan Party shall be a Qualified Assignee (other than GECC or any Affiliate of GECC).

     “Related Person” has the meaning ascribed to it in Section 5.17(h).”

     (c) Any instances of “Subordinated Notes Indenture” or “Holdings Subordinated Notes Indenture” appearing in the Credit Agreement shall be amended by deleting such references and substituting in lieu thereof “Holdings Subordinated Note Indenture” in each such instance.

     (d) Section 1.1 of the Credit Agreement, Defined Terms, shall be further amended by inserting the following new definition of “Securitization” in appropriate alphabetical order:

     “Securitization” means a public or private offering by a Lender or any of its direct or indirect Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans and Loan Documents.”

     (e) Section 2.10(f) of the Credit Agreement, Mandatory Payments, shall be amended by deleting the first sentence and part of the second sentence and substituting in lieu thereof the following:

     “Upon delivery of the annual audited financial statements of Holdings and its Subsidiaries pursuant to Section 5.4(c) for each Annual Fiscal Period, commencing with the Annual Fiscal Period 2005, the Borrowers shall prepay the Obligations by an amount equal to 50% of the Annual Excess Cash Flow for such Annual Fiscal Period;”

     (f) Section 2.12(a)(ii) of the Credit Agreement, Change in Legality, shall be amended by deleting the reference to “such Revolving Lender” in such sentence and substituting in lieu thereof “such Lender.”

     (g) Section 2.14(a) of the Credit Agreement, Application and Allocation of Payments, shall be amended by deleting the fourth sentence of such section and substituting in lieu thereof the following:

     “Upon the occurrence and during the continuation of an Event of Default, payments shall be applied to amounts then due and payable in the following order: first, to Fees (excluding the Commitment Fee and Letter of Credit Participation Fees), and the Administrative Agent’s expenses reimbursable hereunder; second, to interest on the Swingline Loan; third, to principal payments on the Swingline Loan; fourth, to the Commitment Fee, the Letter of Credit Participation Fee and interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; fifth, to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Section 2.18, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; sixth, to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 9.4; and seventh, the remaining balance thereof, if any, shall be returned to the Borrower Representative, except in the case where the maturity date of the Obligations have been accelerated pursuant to Article VII or deemed accelerated pursuant to paragraphs (g) or (h) of Article VII and any Obligations remain outstanding.”

     (h) Section 8.1(a) of the Credit Agreement, Assignment and Participations, shall be amended by deleting the first two sentences of such Section and substituting in lieu thereof the following:

     “Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee and which consent shall not be required with respect to a Lender or an assignment to an Affiliate of a Lender) and the execution of an assignment agreement (an “Assignment and Acceptance Agreement”) substantially in the form attached hereto as Exhibit B and otherwise in form and substance reasonably satisfactory to, and acknowledged by, the Administrative Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and the Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $2,000,000 in the case of Revolving Credit Commitments and, with respect to Term Loans, $1,000,000 (or such lesser amounts as approved by the Administrative Agent and the Borrower Representative) and the assigning Lender shall have retained Commitments in an amount at least equal to $2,000,000 in the case of Revolving Credit Commitments and, with respect to Term Loans, $1,000,000 (or such lesser amounts as approved by the Administrative Agent and the Borrower Representative); (iv) include a payment to the Administrative Agent of an assignment fee of $3,500 (which assignment fee shall not be payable in connection with an assignment to an Affiliate of a Lender); and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed and which consent shall not be required with respect to assignments to a Lender or an assignment to an Affiliate of a Lender; provided, that, notwithstanding the foregoing in this clause (v), the consent of Borrower Representative (not to be unreasonably withheld or delayed and solely prior to an Event of Default) shall be required for any assignment of Revolving Credit Commitments to a Lender or an Affiliate of a Lender which holds only Term Loans prior to giving effect to such assignment.”

     (i) Section 9.9 of the Credit Agreement, Confidentiality, shall be amended by relettering “(f)” as “(i)” and inserting the following between the “;” at the end of Section 9.9(e) and “or”:

     “(f) to an investor or prospective investor in a Securitization that agrees that its access to information regarding the Loan Parties, the Loans and Loan Documents is solely for purposes of evaluating an investment in a Securitization and that has agreed to comply with the covenant set forth in this Section 9.9; (g) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for a Securitization that has agreed that has agreed to comply with the covenant set forth in this Section 9.9; (h) to a nationally recognized rating agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with rating issued with respect to a Securitization that has agreed to comply with the covenant set forth in this Section 9.9;”

     (j) Disclosure Schedules 1.1(b), (c) and (d) to the Credit Agreement shall be amended by deleting each such Schedule in its entirety and replacing it with the revised

Disclosure Schedules 1.1(b), (c) and (d) in each case in the form attached hereto as Disclosure Schedules 1.1(b), (c) and (d).

     2. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 1 hereof, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment is intended or shall be construed to be a novation of any Obligations or any part of the Credit Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Administrative Agent’s Liens under the Collateral Documents.

     3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrowers hereby warrants, represents and covenants to and with to the Lenders and the Administrative Agent that: (a) this Amendment has been duly authorized, executed and delivered by such Borrower; (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of this date; and (c) after giving effect to this Amendment, all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement or the other Loan Documents). Any breach in any material respect by any Borrower of any of its representations, warranties and covenants contained in this Section 3 shall be an Event of Default under the Credit Agreement.

     4. Ratification and Acknowledgment. Each of the Borrowers hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other Loan Documents executed or delivered by such Borrower.

     5. Waiver, Release and Disclaimer. To induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrowers hereby waives and releases any claim, defense, demand, action or suit of any kind or nature whatsoever against the Lenders or the Administrative Agent arising on or prior to the date of this Amendment in connection with the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated thereunder, except that this Section 5 shall not waive or release any of the Lenders’ or Administrative Agent’s contractual obligations under the Credit Agreement or any of the other Loan Documents.

     6. Conditions to Effectiveness. The amendments of the Credit Agreement set forth in Section 1 of this Amendment shall not become effective unless and until the Administrative Agent has received one or more counterparts of this Amendment, duly executed, completed and delivered by Borrowers, the Required Lenders and the Administrative Agent.

     7. Reimbursement of Expenses. The Borrowers hereby jointly and severally agree to reimburse the Administrative Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby.

     8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     9. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     10. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

     11. Entire Agreement. The Credit Agreement as amended through this Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

     12. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

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     IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

VOLUME SERVICES AMERICA, INC.

By:	/s/ Kenneth R. Frick

Name:	Kenneth R. Frick

Title:	Executive Vice President and CFO

VOLUME SERVICES, INC.

By:	/s/ Kenneth R. Frick

Name:	Kenneth R. Frick

Title:	Executive Vice President and CFO

SERVICE AMERICA CORPORATION

By:	/s/ Kenneth R. Frick

Name:	Kenneth R. Frick

Title:	Executive Vice President and CFO

CENTERPLATE, INC.

By:	/s/ Kenneth R. Frick

Name:	Kenneth R. Frick

Title:	Executive Vice President and CFO

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as Administrative Agent

By:	/s/ Brian E. Miner

Name:	Brian E. Miner

Title:	Senior Risk Manager

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and and Syndication Agent

By:	/s/ Stephen C. Koelsch

Name:	Stephen C. Koelsch

Title:	Vice President

EXHIBIT A

CREDIT AGREEMENT

dated as of April 1, 2005

among

VOLUME SERVICES AMERICA, INC.,

VOLUME SERVICES, INC. and SERVICE AMERICA CORPORATION,

as Borrowers,

CENTERPLATE, INC.,

as a Guarantor,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders,

GECC CAPITAL MARKETS GROUP, INC.,

as Lead Arranger and Book Runner,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and Lender

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Syndication Agent

$215,000,000 Senior Secured Credit Facilities